Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 - Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

June 2, 2021

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Registration Statement Nos. 333-229096 and 333-229096-01 (the “Registration Statements”)

With respect to the Registration Statements of Petróleo Brasileiro S.A. – Petrobras and Petrobras Global Finance B.V., we acknowledge our awareness of the use and incorporation by reference therein of our report dated May 13, 2021 related to our review of the interim financial information of Petróleo Brasileiro S.A.

Pursuant to Rule 436 under the U.S. Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil